Exhibit 15

                         [Arthur Andersen Letterhead]
                          1345 Avenue of the Americas
                            New York, NY 10405-0032



May 27, 1998

MarketSpan Corporation
175 East Old Country Road
Hicksville, NY 11801

Gentlemen:

We are aware that MarketSpan Corporation has incorporated by reference in its current Registration Statement on Form S-8, The Brooklyn Union Gas Company's Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, and KeySpan Energy Corporation's Form 10- Q for the quarters ended December 31, 1997 and March 31, 1998 which includes our reports dated April 23, 1997, July 23, 1997, January 22, 1998 and April 30, 1998,, respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, our report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP


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